Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (“Report”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2018 to December 31, 2018. The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule requires SEC registrants to determine whether “conflict minerals” are necessary to the functionality or production of products they manufacture or contract to manufacture. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives (tin, tantalum, and tungsten).

Based upon a reasonable country of origin inquiry (“RCOI”), if the SEC registrant knows that any of its necessary Conflict Minerals originated from sources in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that its necessary Conflict Minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources, the SEC registrant must exercise due diligence on the source of the Conflict Minerals and chain of custody, conforming to a nationally or internationally recognized due diligence framework.

1. Introduction

1.1 Company and Product Overview

This Report has been prepared by the management of Ubiquiti Networks, Inc. (the “Company,” “we,” “us,” or “our”), with respect to the Company and its subsidiaries and consolidated entities.

The Company develops technology platforms for high-capacity distributed Internet access, unified information technology, and next-generation consumer electronics for home and personal use. We categorize our solutions into three main categories: high performance networking technology for service providers, enterprises and consumers. We offer a broad and expanding portfolio of networking products and solutions for operator-owners of wireless internet services (WISP’s), enterprises and smart homes. Our operator-owner service provider-product platforms provide carrier-class network infrastructure for fixed wireless broadband, wireless backhaul systems and routing and the related software for WISP’s to easily control, track and bill their customers. Our enterprise product platforms provide wireless LAN (WLAN) infrastructure, video surveillance products, switching and routing solutions, security gateways, and other complimentary WLAN products along with a unique software platform, which enables users to control their network from one simple, easy to use software interface. Our consumer products, sold under the Ubiquiti Labs brand name, are targeted to the smart home and highly connected consumers.

We retain contract manufacturers to manufacture, control the quality of and ship our products. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. As a downstream company, we rely on our contract manufacturers and component suppliers (collectively, the “Product Suppliers”) to provide information on the origins of Conflict Minerals necessary to the functionality or production of our products. We have no business relationship with any of the smelters or refiners involved in producing Conflict Minerals or with any of their respective suppliers.

1.2 Reasonable Country of Origin Inquiry

We conducted an analysis of our products and found that Conflict Minerals (tin, tantalum, tungsten, and gold regardless of country of origin) are necessary to the functionality or production of certain of the products that we contract to manufacture. Therefore, we are subject to the reporting obligations of the Rule.

To perform our RCOI, we surveyed our Product Suppliers. In the survey, we asked the Product Suppliers (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our Product Suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

Due to the complexity of our supply chain, it is time consuming and difficult to verify the origin of all of the Conflict Minerals in our products. Although we have been able to achieve a significant level of transparency as a result of our supply chain due diligence processes, we have been unable to determine the origin of all of the Conflict Minerals used in our products with absolute certainty.

1.3 Conflict Minerals Policy

We have adopted the following Conflict Minerals policy:

As directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the U.S. Securities and Exchange Commission (the “SEC”) has adopted rules requiring publicly traded companies to disclose whether the products they manufacture or contract to manufacture contain “Conflict Minerals” that are “necessary to the functionality or production” of those products. The definition of “Conflict Minerals” refers to gold, as well as tin, tantalum and tungsten (which are derivatives of cassiterite, columbite-tantalite, and wolframite), regardless of where they are sourced, processed or sold. The U.S. Secretary of State may designate other minerals in the future. The rules are intended to help curtail the violence and human rights violations connected with the mining of Conflict Minerals from locations in the Democratic Republic of the Congo and adjoining countries (the “Conflict Region”). We support these requirements to further the humanitarian goals of ending human rights violations associated with the mining of Conflict Minerals, and ending violent conflict in the Conflict Region that may be financed by the exploitation and trade of Conflict Minerals. Like many other companies, Ubiquiti Networks does not directly purchase minerals from smelters or other mineral processors, and is several layers removed from these processors within the supply chain. However, we are committed to taking steps to determine that products we receive from our suppliers are responsibly sourced.

2. Due Diligence Process

2.1 Design of Due Diligence

We designed our due diligence program to conform, in all material respects, with the latest framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).

2.2 Management Systems

2.2.1 Company Policy

As described above, we have adopted a company Conflict Minerals policy that we promote to our Product Suppliers.

2.2.2 Internal Team

We have established procedures for identifying the use of Conflict Minerals in our products, and have established a team responsible for implementing our Conflict Minerals compliance strategies.

2.2.3 Supplier Engagement

As part of our RCOI and our corporate Conflict Minerals policy, we have engaged with our Product Suppliers, prioritizing our largest suppliers in this process to collect information and raise awareness of our expectations relating to Conflict Minerals with greater effectiveness.

2.2.4 Escalation Procedure

We have escalation mechanisms whereby persons can report violations of the Company’s policies, relating to Conflict Minerals and otherwise.

2.2.5 Maintain Records

Our due diligence process involves the compilation and maintenance of relevant materials in electronic and hard-copy records.

2.3 Identify and Assess Risk in the Supply Chain

We evaluated survey responses from our Product Suppliers and followed up to clarify or amplify their responses as necessary. We are continuing to follow-up on these responses.

Due to the complexity of our supply chain, it is time consuming and difficult to verify the origin of all of the necessary Conflict Minerals in our products. As a downstream purchaser of Conflict Minerals, or components containing Conflict Minerals, our diligence processes are based (by necessity) upon seeking data from our Product Suppliers, with those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals. Accordingly, we rely heavily on information collected and provided by third parties. In some cases, this information may be inaccurate or incomplete. Using our supply chain due diligence processes, we hope to further develop transparency with respect to such items. Nonetheless, our diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of such Conflict Minerals.

2.4 Design and Implement a Strategy to Respond to Risks

Based on our evaluation of the supplier responses described above, we plan to further develop and implement our risk management plan involving, among other things: (a) evaluating the Conflict Minerals used in our products; (b) identifying relevant risks in our supply chain; and (c) taking appropriate responses to such risks.

3. Due Diligence Results

3.1    Due Diligence Process

We requested that some of our largest contract manufacturers, which provided products that represented over 90% of our revenues in 2018, to complete the template developed by the Electronic Industry Citizenship Coalition® (“EICC”) and The Global e-Sustainability Initiative (“GeSI”), known as the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “RMI Template”). We requested several other larger Product Suppliers to also complete the RMI Template and conducted a survey of the remaining Product Suppliers via a written questionnaire about the use of Conflict Minerals in products (or components) that they supply to us, their Conflict Minerals program, and their suppliers’ use and sourcing of Conflict Minerals. We used follow-up discussions by telephone or electronic communications with our Product Suppliers to better understand their responses.

3.2    Survey Responses and Due Diligence Results

We received survey responses from almost all of our Product Suppliers. While we evaluated survey responses and are continuing to follow-up on these responses, not all of our Product Suppliers have responded. In addition, as a downstream purchaser, our diligence processes depend upon our Product Suppliers seeking data within their supply chains to identify the original sources of Conflict Minerals, and some of our Product Suppliers have advised us that they did not receive responses to their requests for due diligence information from all of their suppliers. Moreover, there are other factors that could affect the accuracy of our due diligence results, including but not limited to, incomplete supplier data or unavailable smelter data, gaps in supplier education and knowledge, language barriers and translation, lack of timeliness of data, errors or omissions by suppliers or their smelters in responding to information requests, and incomplete information from industry or other third party-sources.

Based on the data provided by our Product Suppliers, we concluded that we are unable to determine the country of origin of all of the Conflict Minerals in our supply chain during the reporting period, whether the Conflict Minerals came from recycled or scrap sources, the facilities used to process them, or their mine or location of origin. Some of the facilities that we believe may have been used to process the Conflict Minerals in our supply chain are discussed below.

This Conflict Minerals Report has been filed with the SEC and is available at the “Investors – Company– Corporate Governance” page of the Company’s website, http://ir.ubnt.com/company/corporate-governance.

3.3    Description of Facilities used to Process Conflict Minerals

The RMI Template that we distributed to the Product Suppliers noted in Section 3.1 above requests that such Product Suppliers provide information on the smelters and refiners that they or the vendors in their supply chains use to process the Conflict Minerals. We relied on responses from such Product Suppliers in order to determine the facilities used to process the Conflict Minerals used in our products. Certain Product Suppliers responded that they were unable to provide all smelter and refiner information at this time and we are continuing to follow up on these responses. Many of the responses that we received provided information at the supplier level, which is not sufficient to tie with the products supplied to us back to the smelters and refiners in our supply chain. In summary, the responses from our Product Suppliers identified 336 smelters and refiners as potential sources of Conflict Minerals that were reported to be in our supply chain, of which 251 have been or are in the process of being verified by the Responsible Minerals Initiative (“RMI”), a joint initiative of EICC and GeSI (see Schedule). As to the remainder of the smelters and refiners identified by our Product
Suppliers that are not verified by RMI, we are unable to determine the mines of origin of the Conflict Minerals sourced from such smelters and refiners.

Safe Harbor for Forward-Looking Statements

Certain statements in this Conflict Minerals Report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward-looking statements. These statements that could be deemed forward-looking statements include statements regarding business trends, anticipated demand for our products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. We do not undertake any obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Documents Incorporated by Reference

Unless otherwise stated in this Conflict Minerals Report, any documents, third-party materials or references to websites (including, but not limited to, our website) are not incorporated by reference in, or considered to be a part of this Conflict Minerals Report, unless expressly incorporated by reference.

SCHEDULE

Mineral	Responsible Minerals Assurance Process (“RMAP”) Conformant Smelter or Refiner Name[1]	RMAP Identification Number	Country Location
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF

Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND

Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	SAAMP	CID002761	FRANCE
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	Italpreziosi	CID002765	ITALY
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Bangalore Refinery	CID002863	INDIA
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Safimet S.p.A	CID002973	ITALY
Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA

Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	CHINA

1 For Gold, Smelters and Refiners are RMAP Conformant as of May 8, 2019 according to the RMI’s website. For Tungsten, Tin, and Tantalum, Smelters and Refiners are RMAP Conformant as of May 13, 2019 according to the RMI’s website.

SCHEDULE

Mineral	RMAP Active Smelter or Refiner Name[2]	RMAP Identification Number	Smelter or Refiner Country Location
Gold	Chugai Mining	CID000264	JAPAN
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA

2 For Gold, Smelters and Refiners are RMAP Active as of May 8, 2019 according to the RMI’s website. For Tungsten, Tin, and Tantalum, Smelters and Refiners are RMAP Active as of May 13, 2019 according to the RMI’s website.